Exhibit 10.2

THE SECURITY REPRESENTED BY THIS CONTINGENT UNSECURED PROMISSORY NOTE (THIS “SECURITY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS DOME ENERGY AB SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF THIS SECURITY UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

CONTINGENT UNSECURED PROMISSORY NOTE

Issuance Date: November 19, 2015	Principal Amount: up to US$1,410,000.00

For value received, effective upon the Effective Date (as defined below), DOME ENERGY AB, a Swedish corporation (the “Maker”), hereby promises to pay to the order of Red Hawk Petroleum, LLC, a company incorporated under the laws of the State of Nevada (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided and if, but only if, the Contingent Event occurs, the aggregate unpaid principal amount together with interest (if any) on such principal amount and all other obligations outstanding hereunder.

Upon the Effective Date, the principal amount due under this Contingent Unsecured Promissory Note (this “Note”) shall be calculated as described herein and shall not exceed US$1,410,000.00.

Any payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth on the signature page or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The payment obligations due under this Note shall be contingent upon, and this Note shall only become effective upon, and shall be due and payable within 30 days after, the earliest to occur of the following events (collectively the “Contingent Event”):  (i) the termination of that certain Agreement and Plan of Reorganization, dated May 21, 2015, as amended, by and among the Holder, PEDEVCO Acquisition Subsidiary, Inc., a wholly-owned subsidiary of the Holder, the Maker, and Dome Energy, Inc. a wholly-owned subsidiary of the Holder (the “Merger Agreement”) pursuant to Article IX therein; (ii) upon the Closing Date (as defined in the Merger Agreement, the “Merger Closing Date”) if all of the Wells have been drilled and completed and both the Wellbore Assignments and Wellbore Revenues (each as defined under the Letter Agreement, defined below) have not been contributed by Holder to VistaTex (as defined below) on or before the Merger Closing Date; and (iii) the acceleration of all obligations and indebtedness hereunder in accordance with 0, in the case of clauses (i), (ii) or (iii) above,  before the completion of the Merger Agreement (the earlier to occur of (i), (ii) and (iii), the “Effective Date”, and 30 days thereafter the “Maturity Date”).

If the transactions as currently contemplated by the Merger Agreement are consummated and the Wellbore Assignments and Wellbore Revenues have been contributed to VistaTex on or before the Merger Closing Date, then the Contingent Event shall become an impossibility, and this Note shall be immediately and automatically cancelled in full, with no obligations due or owing hereunder.

For the avoidance of doubt, and so long as any Obligation (as defined in the Credit Agreement) is outstanding, this Note shall not become effective and shall in no event become due and payable if all of the Wellbore Assignments have not been conveyed to Maker.

ARTICLE I
TERMS OF NOTE

Section 1.1            Letter Agreement.  This Note has been executed and delivered pursuant to that certain Letter Agreement, dated of even date herewith, entered into by and among the Holder, PEDEVCO Corp., the Maker, Dome Energy, Inc. (“Dome US”), a direct wholly-owned subsidiary of Maker, and VistaTex Energy LLC (“VistaTex”), a direct wholly-owned subsidiary of Dome US.  For purposes of this Note, the term “Letter Agreement” shall include all Wellbore Assignments made thereunder.

Section 1.2             Interest.  Interest on the outstanding principal amount of this Note shall accrue commencing as of the Effective Date, in arrears, at a rate of 0.43% per annum and shall be due and payable on the Maturity Date.  Furthermore, upon the occurrence and during the continuance of an Event of Default (as defined below), the Maker will pay additional default rate interest to the Holder, payable on demand, at a rate equal to the lesser of one percent (1%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a 360-day year of twelve (12) thirty-day months on the outstanding principal balance of this Note and on all other amounts due under this Note.

Section 1.3              Payment of Principal; No Prepayment. If the Effective Date occurs, the principal amount of the note shall be equal to the product of 0.14 multiplied by (A) the difference of (1) the PV10 of the properties included in the Wellbore Assignments (the “Properties”) as of the Effective Date less (2) the drilling costs incurred through the Effective Date, provided that the total principal amount outstanding under this Note shall not exceed $1,410,000 or be less than $250,000. The “PV10” as of the Effective Date shall be calculated in accordance with calculations and methodologies agreed upon by the Maker and the Holder as of the date of the Letter Agreement, and the drilling costs in item (2) above shall be equal to the amounts invoiced by Bonanza Creek with respect to the Properties and received by the Maker, commencing in the July 2015 operating month and ending on the Effective Date.  The outstanding principal balance plus all outstanding interest and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may not prepay all or any portion of the principal amount of this Note without the written consent of the Holder, which may be denied or withheld in the Holder’s sole discretion.

Section 1.4              Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Texas, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.5              Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

Section 1.6               Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.7                Unsecured.  This Note is an unsecured obligation of the Maker.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1                Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any failure to make any payment of the principal, interest or any other monetary obligation under this Note by the third Business Day after the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           in the event the Wellbore Assignments are made to Dome US or VistaTex, the failure to promptly pay all revenues received by Maker with respect to the same to Dome US or VistaTex, as applicable; or

(c)           the Maker shall i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, ii) make a general assignment for the benefit of its creditors, iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d)           a proceeding or case shall be commenced in respect of the Maker in any court of competent jurisdiction, seeking viii) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, ix) the appointment of a trustee, receiver, custodian, liquidator or the like of the Maker, or of all or any substantial part of the Maker’s assets or x) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause viii), ix) or x) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

Section 2.2                Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option: (i) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, and all fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in 1)a)i) or 1)a)viii), the outstanding principal balance and accrued interest hereunder, and all fees and expenses, shall be immediately and automatically due and payable, and/or (ii) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Letter Agreement, or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence and during the continuance of an Event of Default, all amounts payable under this Note shall bear interest at the default rate set forth in 0.

ARTICLE III
MISCELLANEOUS

Section 3.1                 Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective b) upon hand delivery, telecopy or facsimile at the address or number designated on the applicable signature page below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or c) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 3.2                 Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 3.3                 Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4                 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  Except as otherwise stated, the remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Letter Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5                 Enforcement Expenses.  The Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Letter Agreement and any enforcement of this Note and the Letter Agreement, including, without limitation, attorneys’ reasonable fees and expenses.

Section 3.6                  Amendments.

(a)           This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.7                  Compliance with Securities Laws.

(a)           The Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)           The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and the Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in this Note.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in this Note is speculative and involves a high degree of risk.

Section 3.8                    Consent to Jurisdiction.  Each of the Maker and the Holder d) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of Texas and the courts of the State of Texas located in Harris County for the purposes of any suit, action or proceeding arising out of or relating to this Note and e) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this 1)d) shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.9                    Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.  The Maker shall not delegate, assign or transfer this Note or any obligations or undertakings contained in this Note.

Section 3.10                   Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder, or course of conduct relating hereto, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  No waiver by the Holder of any power, right or privilege hereunder on any one occasion shall not be deemed a waiver of the same power, right or privilege on any future occasion.

Section 3.11                    Maker Waivers; Dispute Resolution.

(a)           Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)           THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 3.12                    Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Letter Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in Houston, Texas and does not include any day which is a federal or state holiday in such location.

“Credit Agreement” shall mean that certain Credit Agreement dated as of August 8, 2014, as amended or otherwise modified from time to time, by and among Dome US, Société Générale, as administrative agent, and the other lenders from time to time party thereto.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

[Signature appears on following page]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

MAKER DOME ENERGY AB /s/ Paul Morch Paul Morch President and Chief Executive Officer

ACCEPTED AND AGREED TO:

HOLDER

RED HAWK PETROLEUM, LLC

/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Financial Officer